                                                                    Exhibit 99.2

Banc One Credit Card Master Trust
Trust Allocation Report

Distribution Date of:                                           15-Jan-02
Determined as of:                                               09-Jan-02
For Monthly Period Ending:                                      31-Dec-01
Days in Interest Period (30/360)                                       30
Days in Interest Period (Act/360)                                      29

Ending Pool Balance
-------------------
Principal                                                3,316,356,201.78
Finance Charge                                             109,650,342.97
                                                         ----------------
Total                                                    3,426,006,544.75

Seller's Interest Test
----------------------
Ending Portfolio Principal Balance                       3,316,356,201.78
Trust EFA                                                            0.00
                                                         ----------------
Receivables + EFA                                        3,316,356,201.78

Trust Invested Amount                                    2,700,000,000.00
Trust PFA                                                            0.00
                                                         ----------------
Trust Adjusted Invested Amount                           2,700,000,000.00

Seller's Participation Amount (with EFA)                   616,356,201.78
Seller's Participation Amount (w/o EFA)                    616,356,201.78
Seller's Interest Percentage                                        18.59%

Required Seller's Interest Percentage                                5.00%
Required Seller's Interest                                 165,817,810.09

Required Principal Balance Test
-------------------------------
Ending Portfolio Principal Balance                       3,316,356,201.78
Required Principal Balance                               2,700,000,000.00
                                                         ----------------
Net Excess/Deficit                                         616,356,201.78

EFA
---
Beginning Excess Funding Account Balance                             0.00
Required Excess Funding Account Deposit                              0.00
Excess Funding Account Withdrawal                                    0.00

Shared Principal Collections
----------------------------
Series 1996-A                                               59,638,170.26
Series 1997-1                                              202,769,778.76
Series 1997-2                                               59,638,170.23

Delinquent Accounts
-------------------
30 - 59 days                               1.95%            66,686,337.86
60 - 89 days                               1.43%            48,991,035.00
90 days +                                  2.36%            80,914,953.51
Total 30 days +                            5.74%           196,592,326.37

Miscellaneous
-------------
Gross Credit Losses                        7.94%            21,727,925.82
Net Credit Losses                          7.40%            20,243,944.89
Discount Option Receivables                                          0.00
Discount Percentage                                                  0.00%
Finance Charges Billed                                      42,220,004.82
Fees Billed                                                  7,135,038.51
Interchange                                                  8,729,158.53
Interest Earned on Collection Account                              901.19